Exhibit 21.1

SUBSIDIARIES OF GENERAL FINANCE CORPORATION

GFN Insurance Corporation, an Arizona corporation (a)

GFN North America Leasing Corporation, a Delaware corporation (a)

GFN North America Corp., a Delaware corporation (b)

Pac-Van, Inc., an Indiana corporation (b)

PV Acquisition Corp., an Alberta, Canada corporation (b)

GFN Realty, LLC, a Delaware limited liability company (b)

Lone Star Tank Rental Inc., a Delaware corporation (b)

GFN Manufacturing Corporation, a Delaware corporation (b)

Southern Frac, LLC, a Texas limited liability company (b)

GFN U.S. Australasia Holdings, Inc., a Delaware corporation (a)

GFN Asia Pacific Holdings Pty Ltd, an Australian corporation (b)

GFN Asia Pacific Finance Pty Ltd, an Australian corporation (b)

Royal Wolf Holdings Limited, an Australian corporation (c)

Royal Wolf Trading Australia Pty Limited, an Australian corporation (c)

Kookaburra Containers Pty Limited, an Australian corporation (c)

Royalwolf NZ Acquisition Co. Limited, a New Zealand corporation (c)

Royalwolf Trading New Zealand Limited, a New Zealand corporation (c)

(a)    100% owned — directly

(b)    100% owned — indirectly

(c)    Over 50% owned — indirectly